UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 21, 2020

(Date of earliest event reported)

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20713	58-1959440
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

(address of Principal Executive Offices) (Zip Code)

(240) 864-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CASI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 — Results of Operations and Financial Condition.

On July 21, 2020, CASI Pharmaceuticals, Inc. provided an estimate that, as of June 30, 2020, we had approximately $44.9 million of cash and cash equivalents. This amount is unaudited and preliminary. Our financial closing and review procedures for the quarter ended June 30, 2020 are not yet complete. The completion of financial closing and review procedures could result in changes to the amount, and this amount does not present all information necessary for an understanding of our financial condition as of June 30, 2020. The preliminary financial data included herein is based on information available to management as of July 21, 2020 and is subject to completion by management of our financial statements as of and for the quarter ended June 30, 2020. Complete quarterly results will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 8.01 — Other Events.

We are also supplementing the risk factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. The risk factors set forth on Exhibit 99.1 should be read in conjunction with the risk factors described in such Form 10-K and Form 10-Q.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1—Supplemental Risk Factors

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including statements related to the Company’s estimated cash and cash equivalents as of June 30, 2020. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the difficulty of executing our business strategy in China; our ability to design and implement a development plan for our abbreviated new drug applications; the development of major public health concerns, including the coronavirus or other pandemics arising in China or elsewhere; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. Food and Drug Administration, National Medical Products Administration, or other regulatory authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with CNCT19, CID-103, and our other early-stage products under development; risks that result in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the SEC, including, but not limited to, our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

July 21, 2020